UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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RCM TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On or about November 3, 2017, RCM Technologies, Inc., a Nevada corporation ("RCM" or the "Company"), made available to you proxy materials in connection with its upcoming 2017 Annual Meeting of Stockholders to be held on December 8, 2017 (the "Annual Meeting"). These materials included a definitive proxy statement on Schedule 14A containing important information about the items of business to be considered at the Annual Meeting (the "Proxy Statement").  This supplement to the Proxy Statement (the "Supplement") provides updated information for the Proxy Statement, as described below.

In Proposal I as set forth in the Proxy Statement, stockholders are being asked to elect six (6) directors at the Annual Meeting, each to serve until their successors are duly elected at the 2018 annual meeting and qualified.  RCM's Board of Directors (the "Board") has nominated for election as director Roger H. Ballou, Maier O. Fein, Leon Kopyt, Richard D. Machon, S. Gary Snodgrass and Bradley S. Vizi, each of whom is a current member of the Board.

The Proxy Statement contains a brief description of each nominee for election as director, each of which descriptions sets forth the experience, qualifications, attributes and skills that have led the Board's Nominating and Governance Committee and the Board to conclude that these individuals should serve as directors.

Set forth below is a revised description of one of the nominees for election, Bradley S. Vizi.

Bradley S. Vizi, Director since 2013, age 33

Mr. Vizi has served as our Chairman of the Board since September 1, 2015. Previously Mr. Vizi served as a board member since December 5, 2013. Since February 12, 2016, Mr. Vizi has served as a member of the Board of Directors at L.B. Foster (NASDAQ: FSTR), a leading manufacturer, fabricator, and distributor of products and services for the rail, construction, energy and utility markets with locations in North America and Europe.  Mr. Vizi is a Member of Legion Partners Holdings, LLC.  Mr. Vizi founded Legion Partners Management, Inc. in 2010 and Legion Partners Asset Management, LLC in 2012.  From 2007 to 2010, Mr. Vizi was an investment professional at Shamrock Capital Advisors, Inc. ("Shamrock"), the alternative investment vehicle of the Disney Family.  Prior to Shamrock, from 2006 to 2007, Mr. Vizi was an investment professional with the private equity group at Kayne Anderson Capital Advisors L.P.

Mr. Vizi's significant financial and investment experience are particularly valuable in the areas of capital allocation, compensation planning, corporate governance and marketing the Company to the investment community.

OUR BOARD OF DIRECTORS CONTINUES TO RECOMMEND A VOTE FOR THE ELECTION OF ROGER H. BALLOU, MAIER O. FEIN, LEON KOPYT, RICHARD D. MACHON, S. GARY SNODGRASS AND BRADLEY S. VIZI AS MEMBERS OF OUR BOARD OF DIRECTORS.